99.5 Press release Received Order from Doosan Infracore, Company Ships Catalysts to Korea dated October 23, 2008.

                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

                      RECEIVED ORDER FROM DOOSAN INFRACORE,
                        COMPANY SHIPS CATALYSTS TO KOREA

Concord, ON.--(BUSINESS WIRE) - October 23th, 2008. Environmental Solutions Worldwide Inc. (ESW) (OTCBB: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that the Company's wholly owned subsidiary ESW Canada Inc. received a Purchase Order from the Korean based off-road construction Original Equipment Manufacturer (OEM), Doosan Infracore America Corporation (DIA), North American headquarters located in Georgia.

In July of 2008 ESWC successfully completed a comprehensive catalyzed /muffler design and engineering program for DIA on their DL200 Wheel Loader. The program involved the replacement of the DIA factory muffler with an ESWC catalyzed modular muffler. The new product, based on ESWC's California Air Resources Board verified (2)Level II Particulate Reactor(TM), was successfully tested by DIA in Korea for diesel engine emission reductions as well as vehicle integration. Subsequent to the successful testing, ESWC manufactured and delivered the required units to DIA in September of 2008.

Mr. David J. Johnson, ESW's President and CEO commented, "With the success of this program, DIA has become another company in our growing list of OEM customers. We were very pleased to hear our technology was recommended to DIA by the New York Department of Sanitation, based on the success of prior installations of our products on their waste disposal vehicles."

CALIFORNIA AIR RESOURCES BOARD (CARB) DIESEL EMISSIONS CONTROL TECHNOLOGY
LEVELS: HTTP://WWW.ARB.CA.GOV/DIESEL/VERDEV/VT/VT.HTM
     (1.) LEVEL I, PM REDUCTION BETWEEN 25-49%
     (2.) LEVEL II, PM REDUCTION BETWEEN 50-84%
     (3.) LEVEL III, PM REDUCTION GREATER THAN 85%

ABOUT DOOSAN INFRACORE AMERICA CORPORATION
Doosan Infracore America services a large network of Doosan dealers in North America from its headquarters in Suwanee, Georgia. Doosan Infracore America is responsible for all North American sales, service, and technical support for Doosan heavy construction equipment, compact equipment and lift trucks. The Suwanee facility features a state-of-the-art service, sales and parts training center, as well as a parts distribution center that services all of the U.S. and Canada. For more information, visit www.infracore.com.

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory.
For updated information, please visit the Company's Web site at: www.cleanerfuture.com
---------------------

For updated information about our military division, please visit the Company's Web site at: www.eswmilitarytech.com
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SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com